Exhibit 10.5

NON-COMPETITION AGREEMENT

Between

CREDITEASE HOLDINGS (CAYMAN) LIMITED

And

YIRENDAI LTD.

Dated as of                     , 2015

i

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”) is dated as of                     , 2015, by and between CreditEase Holdings (Cayman) Limited, a company incorporated under the laws of the Cayman Islands (“CreditEase”), and Yirendai Ltd., a company incorporated under the laws of the Cayman Islands (“Yirendai”) (each of CreditEase and Yirendai a “Party” and, together, the “Parties”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 1 hereof.

RECITALS

WHEREAS, as of the date hereof, Yirendai is a wholly owned subsidiary of CreditEase;

WHEREAS, CreditEase has been engaged in the Yirendai Business through Yirendai and/or Yirendai’s subsidiaries and VIE, as more fully described in a draft Registration Statement on Form F-1 confidentially submitted for review and comment by the SEC under the U.S. Securities Act of 1933, as amended, to be filed publicly with the SEC via its EDGAR system following the substantial completion of such review and comment and as financial market conditions permit (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, prior to the date hereof, all of the then existing assets and liabilities in connection with the Yirendai Business have already been transferred to or assumed by Yirendai and/or its subsidiaries and VIE;

WHEREAS, the Parties currently contemplate that Yirendai will make an initial public offering (the “IPO”) pursuant to the IPO Registration Statement; and

WHEREAS, the Parties intend in this Agreement to set forth the principal terms and conditions with respect to their agreement not to compete with each other or solicit the employees of each other following the IPO Completion Date;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS.

Section 1.1 Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“ADSs” means American depositary shares representing Ordinary Shares.

“Agreement” means this Non-Competition Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

“Control Ending Date” means the earlier of (i) the first date upon which members of the CreditEase Group no longer collectively own at least twenty percent (20%) of the voting power of the then outstanding securities of Yirendai and (ii) the first date upon which CreditEase, collectively with the other members of the CreditEase Group, ceases to be the largest beneficial owner of the then outstanding voting securities of Yirendai (for purposes of this clause (ii), without considering holdings of institutional investors that have acquired Yirendai securities in the ordinary course of their business and not with a purpose nor with the effect of changing or influencing the control of Yirendai).

“CreditEase” has the meaning set forth in the preamble to this Agreement.

“CreditEase Business” means any business conducted by CreditEase and its subsidiaries and VIEs, other than the Yirendai Business.

“CreditEase Group” means CreditEase and its subsidiaries and VIEs, other than Yirendai and its subsidiaries and VIE.

“Dispute” has the meaning set forth in Section 4.7 of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 4.7 of this Agreement.

“IPO” has the meaning ascribed to it in the recitals to this Agreement.

“IPO Completion Date” means the closing date of the IPO, on which the delivery of and payment for the securities offered by Yirendai (excluding securities offered by Yirendai upon underwriter(s)’ exercise of over-allotment option) in connection with the IPO will take place.

“IPO Registration Statement” has the meaning ascribed to it in the recitals to this Agreement.

“Master Transaction Agreement” means the Master Transaction Agreement between the Parties dated the date hereof, as the same may be amended and supplemented in accordance with the provisions thereof.

“Non-Competition Period” means the period beginning from the IPO Completion Date and ending on the earlier of:

(a) one year after the Control Ending Date;

(b) the date on which the ADSs representing Ordinary Shares of Yirendai cease to be listed on NASDAQ or the New York Stock Exchange (except for temporary suspension of trading of the ADSs); and

(c) the fifteenth anniversary of the IPO Completion Date.

“Ordinary Shares” means the shares of Yirendai, par value $0.0001 per share (including shares represented by ADSs and held of record by the depositary bank for the ADSs).

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“VIE” of any Person means any entity that is controlled by such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of generally accepted accounting principles in the United States as in effect from time to time. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Yirendai” has the meaning set forth in the preamble to this Agreement.

“Yirendai Business” means (a) the operation of online consumer finance marketplace connecting investors and individual borrowers and facilitating unsecured loan products, and provision of related services, as currently conducted or contemplated to be conducted by Yirendai and its subsidiaries and VIE anywhere in the world, as more completely described in the IPO Registration Statement, and (b) other businesses that the Parties may mutually agree from time to time to be part of Yirendai Business.

“Yirendai Group” means Yirendai and its subsidiaries and VIE.

ARTICLE 2

NON-COMPETITION.

Section 2.1 Undertaking of the CreditEase Group. During the Non-Competition Period, CreditEase will not, and will cause each of the other members of the CreditEase Group not to, other than through the Yirendai Group, directly or indirectly be engaged, invest, participate or otherwise be interested in, whether on its own account or with each other or in conjunction with or on behalf of any person, (i) the Yirendai Business or (ii) any business that is of the same nature as the Yirendai Business. Notwithstanding the foregoing, any member of the CreditEase Group shall not be prohibited from:

(a) being engaged in the Yirendai Business or any business that is of the same nature as the Yirendai Business through contracts, engagements with or on behalf of any member of the Yirendai Group;

(b) continuing to engage in the CreditEase Business that the CreditEase Group engages as of the date of this Agreement; or

(c) holding shares, invest or otherwise being interested in, beneficially or of record, no more than 50% (calculated on an aggregate basis combining any such ownership by any members of the CreditEase Group) of the equity or its equivalent of any company (other than Yirendai) that engages in any business that is of the same nature as the Yirendai Business; provided that the CreditEase Group does not have board or management control of such company.

Section 2.2 Undertaking of the Yirendai Group. During the Non-Competition Period, Yirendai will not, and will cause each of the other members of the Yirendai Group not to, directly or indirectly be engaged, invest, participate or otherwise be interested in, whether on its own account or with each other or in conjunction with or on behalf of any person, (i) the CreditEase Business or (ii) any business that is of the same nature as the CreditEase Business. Notwithstanding the foregoing, any member of the Yirendai Group shall not be prohibited from:

(a) being engaged in CreditEase Business or any business that is of the same nature as the CreditEase Business through contracts, engagements with or on behalf of any member of the CreditEase Group; or

(b) holding shares, invest or otherwise being interested in, beneficially or of record, no more than 50% (calculated on an aggregate basis combining any such ownership by any members of the Yirendai Group) of the equity or its equivalent of any company that engages in any business that is of the same nature as the CreditEase Business; provided that the Yirendai Group does not have board or management control of such company.

ARTICLE 3

NON-SOLICITATION.

Section 3.1 Non-Solicitation by CreditEase. During the Non-Competition Period, CreditEase will not, and will cause each other member of the CreditEase Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the Yirendai Group, or any former employees of or individuals providing consulting services to any member of the Yirendai Group within six months of the termination of their employment with or consulting services to the member of the Yirendai Group, without Yirendai’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the CreditEase Group within the Non-Competition Period.

Section 3.2 Non-Solicitation by Yirendai. During the Non-Competition Period, Yirendai will not, and will cause each other member of the Yirendai Group not to, directly or indirectly, solicit or hire any active employees of or individuals providing consulting services to any member of the CreditEase Group, or any former employees of or individuals providing consulting services to any member of the CreditEase Group within six months of the termination of their employment with or consulting to the member of the CreditEase Group, without CreditEase’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Yirendai Group within the Non-Competition Period.

ARTICLE 4

MISCELLANEOUS.

Section 4.1 Consent. Any consent of a Party pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of such Party (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of such Party has specifically authorized in writing to give such consent).

Section 4.2 Limitation of Liability. In no event shall any Party be liable to the other Party, or its affiliated companies for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this Agreement, whether or not such Party has been advised of the possibility of such damages. Subject to the forgoing, nothing in this Agreement limits a Party’s right to seek for remedies such Party is entitled to for any breach of this Agreement, whether at law or in equity, including without limitation the right to terminate this Agreement in the event that the other Party materially breaches this Agreement.

Section 4.3 Termination. This Agreement may be terminated by mutual written consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties. This Agreement shall automatically terminate upon the expiration of the Non-Competition Period.

Section 4.4 Amendment. This Agreement may not be amended except by an instrument in writing executed by a duly authorized representative of each Party.

Section 4.5 Notices. Notices or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

if to CreditEase:

16/F, Tower C, SOHO New Town,

88 Jianguo Road, Chaoyang District

Beijing, 100022

The People’s Republic of China

if to Yirendai:

4/F, Building 2A, No. 6 Lang Jia Yuan

Chaoyang District, Beijing

The People’s Republic of China

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized courier; and upon receipt if mailed.

If any of such notice or other correspondences is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be treated as delivered five (5) days after posting.

Section 4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A.

Section 4.7 Dispute Resolution. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of each of CreditEase and Yirendai developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b) If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the boards of directors of CreditEase and Yirendai. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c) If the representatives of the two boards of directors are unable to resolve the Dispute within 120 days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Beijing, China or in whatever alternative forum on which the Parties may agree.

(d) If the Parties cannot resolve any Dispute through mediation within forty five (45) days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to submit the Dispute to Hong Kong International Arbitration Centre for arbitration in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time when the Dispute is submitted. There shall be three (3) arbitrators. The third and presiding arbitrator shall be qualified to practice law in New York. The place or seat of arbitration shall be Hong Kong. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

Section 4.8 Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to the subject matter hereof.

Section 4.10 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.11 Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law (without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.12 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

Section 4.13 Inconsistency. Neither the making nor the acceptance of this Agreement will enlarge, restrict or otherwise modify the terms of the Master Transaction Agreement or constitute a waiver or release by any Party of any liabilities, obligations or commitments imposed upon them by the terms of the Master Transaction Agreement, including the representations, warranties, covenants, agreements and other provisions of the Master Transaction Agreement. In the event of any conflict between the terms of this Agreement, on the one hand, and the terms of the Master Transaction Agreement, on the other hand, with respect to the subject matters of this Agreement, the terms of this Agreement will control.

Section 4.14 Interpretation. The headings contained in this Agreement and in the table of contents of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (i) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless otherwise indicated; (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (iii) “or” is not exclusive; (iv) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (v) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (vi) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

Section 4.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows]

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

CreditEase Holdings (Cayman) Limited

By:
Name:
Title:

Yirendai Ltd.

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]